Exhibit 23.1

Akari Therapeutics, Plc

London, UK

We hereby consent to the incorporation by reference in the Registration Statements on Form F3 (No. 333-198107), Form S-3 (No. 333-207443), Form S-8 (Nos. 333-198109 and 333-207444) and the Registration Statements on Post-Effective Amendments to Form F-1 on Form F-3 (Nos. 333-185247, 333-187826 and 333-191880) of Akari Therapeutics, Plc. of our report dated March 23, 2016, relating to the combined and consolidated financial statements, which appears in this Form 10-K.

Zurich, March 23, 2016

BDO AG

/s/Christoph Tschumi	/s/ppa. Julian Snow